UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report: October 7, 2007

Winner Medical Group Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-16547	33-0215298
(Commission File Number)	(I.R.S. Employer Identification No.)

Winner Industrial Park, Bulong Road
Longhua, Shenzhen City, 518109
People’s Republic of China
(Address of Principal Executive Offices)

(86-755) 28138888
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Amendment of 2006 Equity Incentive Plan

Our 2006 Equity Incentive Plan was initially adopted by our Board of Directors in April 2006 and approved by our stockholders in April 2006. On October 7, 2007, our Board of Directors approved certain amendments to such plan (the 2006 Equity Incentive Plan as amended, the “2006 Plan”).

The 2006 Plan provides for the grant to our employees, directors, consultants and advisors of stock options, stock appreciation rights and stock awards (including restricted stock, performance grants, stock bonuses and other similar types of awards, including other awards under which recipients are not required to pay any purchase or exercise price, such as phantom stock rights). All equity awards granted under the Plan will be granted with respect to shares of our common stock.

Among other things, the 2006 Plan was amended to:

•
Clarify that, in the event we experience a change of control of our company, the Board or a committee of the Board may (i) provide for the assumption or substitution of or adjustment to each outstanding award, (ii) accelerate the vesting of options and terminate any restrictions on stock awards, and/or (iii) provide for termination of awards as a result of the change in control on such terms as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the participant.

•
Clarify that, in the event of a proposed dissolution or liquidation of our company, unless otherwise determined by the administrator, all outstanding awards will terminate immediately prior to such transaction.

•
Provide that the administrator may permit participants under the 2006 Plan to defer compensation payable under the terms of a written award agreement, so long as each such deferral arrangement complies with Section 409A of the U.S. Internal Revenue Code.

The 2006 Plan is attached as Exhibit 10.1 and is incorporated herein by reference.

 Adoption of 2008-09 Restricted Stock Unit Incentive Plan

On October 7, 2007, our Board of Directors also approved the 2008-09 Restricted Stock Unit Incentive Plan (the “2008-2009 Plan”), an equity incentive compensation program for fiscal years 2008 and 2009 that is a sub-plan of our 2006 Plan.

Eligible participants under the 2008-2009 Plan are directors who are employees of the company, and our senior management and key employees as designated by our Chief Executive Officer or our Board of Directors. All equity awards to participants in the 2008-2009 Plan will be restricted stock unit awards, where a participant will be eligible to receive one share of our common stock for each restricted stock unit that vests upon the achievement of corporate and individual objectives and such participant’s continued employment as of the applicable vesting date.

The material terms of the 2008-2009 Plan include the following:

•
The maximum number of restricted stock units that will be available for issuance under the 2008-2009 Plan is 1,200,000 units. The shares of our common stock issuable upon vesting of the restricted stock units will be issued from our 2006 Plan.

•	No award to a participant under the 2008-2009 Plan may exceed 0.5% of our outstanding capital stock as of the date of grant.

•	The 2008-2009 Plan expires the earlier of October 7, 2011 or the effective date of termination of the 2006 Plan.

•
Our Board of Directors has established the target corporate net income and annual sales objectives for each of fiscal years 2008 and 2009, and each participant’s individual performance objectives have been set by our Chief Executive Officer. Our Board of Directors or the Compensation Committee of our Board will certify the satisfaction of each target.

•
On each of October 7, 2010 and October 7, 2011, a participant is eligible to vest in up to 50% of the total number of restricted stock units underlying an award. 25% of the potential vesting at each vesting date is tied to satisfaction of each of the target corporate net income and annual sales objectives, respectively, and 50% of the potential vesting is tied to achievement of an participant’s individual performance objectives.

Our Board of Directors also approved the following restricted stock unit awards to certain executives on October 7, 2007:

Name and Principal Position	Restricted Stock Unit Award (shares)	Restricted Stock Unit Award ($) (1)
Jianquan Li, President and Chief Executive Officer	40,000	$72,000
Xiuyuan Fang, Chief Financial Officer, Vice President, and Treasurer	40,000	$72,000
Jiagan Chen, Vice President	40,000	$72,000
Nianfu Huo, Senior Vice President of Winner Group Limited and General Manager of Winner Zhuhai	40,000	$72,000

(1) Estimated value of award as of grant date is based on the last sale price of our common stock as quoted on the NASDAQ.com as of October 5, 2007, which was $1.80 per share, and assumes that the individual achieves 100% of the applicable corporate and individual objectives set forth in the award.

The 2008-09 Plan is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Registrant’s 2006 Equity Incentive Plan (as amended October 7, 2007)

10.2	Registrant’s 2008-2009 Restricted Stock Unit Incentive Plan (as adopted October 7, 2007)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	WINNER MEDICAL GROUP INC.

Date: October 11, 2007	By:	/s/ JIANQUAN LI

Its: President and Chief Executive Officer